As filed with the Securities and Exchange Commission on May 27, 2016

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________________
LIVE OAK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	26-4596286
(State of incorporation)	(I.R.S. Employer Identification No.)

1741 Tiburon Drive
Wilmington, North Carolina 28403
Telephone: (910) 790-5867
(Address, including zip code, of registrant’s principal executive offices)
_____________________________________________________

Live Oak Bancshares, Inc. Amended and Restated 2015 Omnibus Stock Incentive Plan
(Full title of the plan)
_____________________________________________________

Gregory W. Seward
General Counsel
Live Oak Bancshares, Inc.
1741 Tiburon Drive
Wilmington, North Carolina 28403
Telephone: (910) 790-5867
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Todd H. Eveson, Esq.
Jonathan A. Greene, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000
Facsimile: (919) 781-4865
_____________________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” (in Rule 12b-2 of the Exchange Act) (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Voting Common Stock, no par value per share, reserved for issuance pursuant to Amended and Restated 2015 Omnibus Stock Incentive Plan	2,700,000	$16.00	$43,200,000.00	$4,350.24

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant’s voting common stock that may become issuable under the Amended and Restated 2015 Omnibus Stock Incentive Plan, or as a result of any future stock splits, stock dividends or similar adjustments of the Registrant’s outstanding voting common stock.

(2)
Estimated solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Registrant’s voting common stock on the Nasdaq Global Select Market on May 24, 2016, in accordance with Rule 457(h).

EXPLANATORY NOTE

This registration statement registers 2,700,000 additional shares of voting common stock, no par value per share, of Live Oak Bancshares, Inc. (the “Registrant”), relating to the Registrant’s Amended and Restated 2015 Omnibus Stock Incentive Plan. The contents of the Form S-8 as filed August 24, 2016, Registration No. 333-206547, are incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 14, 2016, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the Commission on May 12, 2016;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2016, February 17, 2016, March 25, 2016, May 24, 2016, and May 27, 2016; and

(d)
The description of the Registrant’s voting common stock contained in the Registration Statement on Form S-1, as amended (File No. 333-205126), which description is incorporated by reference into the Form 8-A/A filed with the Commission on July 15, 2015, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description;

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may from time to time be furnished to the Commission be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.    Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Live Oak Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on June 19, 2015)
3.2	Bylaws of Live Oak Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s amended Registration Statement on Form S-1 filed on July 13, 2015)
4.1	Form of Voting Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on June 19, 2015)
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP
10.1	Amended and Restated 2015 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 27, 2016)
23.1	Consent of Dixon Hughes Goodman LLP Independent Registered Public Accounting Firm
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-8)

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on the 27th day of May, 2016.

LIVE OAK BANCSHARES, INC.
By:	/s/ James S. Mahan III
James S. Mahan III
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Live Oak Bancshares, Inc., do hereby constitute and appoint S. Brett Caines and Gregory W. Seward, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date
/s/ James S. Mahan III
James S. Mahan III Chairman and Chief Executive Officer (Principal Executive Officer)	May 27, 2016

/s/ S. Brett Caines
S. Brett Caines Chief Financial Officer (Principal Financial Officer)	May 27, 2016

/s/ J. Wesley Sutherland
J. Wesley Sutherland Chief Accounting Officer (Principal Accounting Officer)	May 27, 2016

/s/ William L. Williams III
William L. Williams III Vice Chairman of the Board of Directors	May 27, 2016

/s/ David G. Lucht
David G. Lucht Chief Lending Officer and Director	May 27, 2016

/s/ Neil L. Underwood
Neil L. Underwood President and Director	May 27, 2016

/s/ Miltom E. Petty
Miltom E. Petty Director	May 27, 2016

/s/ William H. Cameron
William H. Cameron Director	May 27, 2016

/s/ Diane B. Glossman
Diane B. Glossman Director	May 27, 2016

/s/ Howard K. Landis III
Howard K. Landis III Director	May 27, 2016

/s/ Jerald L. Pullins
Jerald L. Pullins Director	May 27, 2016

/s/ Glen F. Hoffis
Glen F. Hoffsis Director	May 27, 2016

/s/ Donald W. Jackson
Donald W. Jackson Director	May 27, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Live Oak Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on June 19, 2015)
3.2	Bylaws of Live Oak Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s amended Registration Statement on Form S-1 filed on July 13, 2015)
4.1	Form of Voting Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on June 19, 2015)
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP
10.1	Amended and Restated 2015 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 27, 2016)
23.1	Consent of Dixon Hughes Goodman LLP Independent Registered Public Accounting Firm
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-8)